Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 15, 2019, relating to the financial statements and financial highlights, which appear in CGM Focus Fund, CGM Realty Fund and CGM Mutual Fund Annual Reports on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

Boston, Massachusetts
April 25, 2019